UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2010
Date of Report (Date of earliest event reported)

Hotel Management Systems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

Ataturk Bulvari Ali Riza Efendi cd.
A4 Blok No. 4
Trakya Serbest Bolge
Istanbul, Turkey
+90 212 786 6304
(Registrant’s telephone number, including area code)

440 Waterwheel Falls Dr., Henderson, NV 89015
(702) 335-4531
(Former Address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

          This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Hotel Management Systems, Inc., a Nevada corporation (herein after referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report, including, but not limited to, those discussed under the heading, “Risk Factors”. The following discussion should be read in conjunction with the financial statements and notes thereto included in this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

          The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

          The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Item 1.01 Entry Into Material Definitive Agreement

Share Exchange Agreement

As more fully described in Item 2.01 below, on May 7, 2010, a Share Exchange Agreement (the “Share Exchange Agreement”) was entered into by and among Hotel Management Systems, Inc., a Nevada corporation (the “Company”), TouchIT Technologies, an Istanbul, Turkey corporation (“TouchIT Tech”), the stockholders of TouchIT Tech, TouchIT Education, an Istanbul, Turkey corporation (“TouchIT Ed” and together with TouchIT Tech, “TouchIT”), and the stockholders of Touch Ed. The closing of the transaction (the “Closing”) also took place on May 7, 2010 (the “Closing Date”).

Pursuant to the terms of the Share Exchange Agreement, we issued a total of 48,330,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), to the shareholders of TouchIT Tech and Touch Ed in exchange for the transfer of 100% of the shares of TouchIT Tech and TouchIT Ed to us. This exchange transaction resulted in TouchIT Tech and TouchIT Ed becoming our wholly-owned subsidiaries and the stockholders of TouchIT owning approximately 78.93% of the Company’s issued and outstanding stock, prior to any financing.

This transaction is more fully discussed in Item 2.01 of this Current Report. This brief discussion is qualified by reference to the provisions of the Share Exchange Agreement which is attached in full to this Current Report as Exhibit 2.1.

Financing Transaction

Simultaneously with the closing of the Share Exchange Agreement, on May 7, 2010, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors for the sale of up to $1,500,000 (the “Purchase Price”) of principal amount convertible promissory notes of the Company (“Note” or “Notes”) and share purchase warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). The Notes accrue interest at a rate of eight percent (8%) per annum and mature on May 7, 2015. Additionally, the Notes are convertible into Common Stock at a price of $0.125 per share. The Warrants expire five (5) years from the date of issuance and have an exercise price of $0.08 per share, subject to adjustment as described in the Warrants. Additionally, the Warrants have a cashless exercise provision where if the value of the Common Stock is greater than the exercise price, then the holder may exercise the Warrants on a cashless basis.

This brief discussion is qualified by reference to the provisions of the Subscription Agreement, Notes and Warrants which are attached in full to this Current Report as Exhibits 10.1, 4.1 and 4.2, respectively.

Prior to the Closing, one investor had extended three separate bridge notes to TouchIT in the aggregate principal amount of $200,000. At Closing, the $200,000 in bridge notes loaned to TouchIT were included in the Purchase Price and the bridge notes were deemed satisfied in full. Accordingly, the investor received Notes in the amount of $200,000 and Warrants exercisable into 1,600,000 shares of common stock in exchange for the satisfaction of the bridge notes issued by TouchIT.

Additionally, $750,000 of the Purchase Price is a future obligation of one of the investors. Accordingly, at Closing, the investor delivered to the Company two notes (the “Purchase Notes”). The first note obligates the investor to invest an additional $250,000 into the Company within 90 days of Closing. The second note obligates the investor to invest an additional $500,000 into the Company within 180 days of Closing. The investor will not receive Warrants for their $750,000 pursuant to the terms of the Purchase Notes but will only receive the Notes for the amount invested. Lastly, if the additional obligations are not met, the investor will be required to retire the Warrants they received at Closing and the conversion price under the Notes will increase to $0.16 per share.

This brief discussion is qualified by reference to the Purchase Notes which are attached in full to this Current Report as Exhibits 10.2 and 10.3, respectively.

In the event that all Notes are converted, including those that are to be issued pursuant to the Purchase Notes, and Warrants are exercised, the Company will have issued and outstanding a total of 79,230,000 Common Stock. Of this amount, 60.99% will be held by management which changed in connection with the Closing.  For additional details concerning the change in management please refer to Item 5.02, below, in this Current Report.

Item 2.01 Completion of Acquisition and Disposition of Assets

CLOSING OF SHARE EXCHANGE AGREEMENT

On the Closing Date, pursuant to the Share Exchange Agreement, the shareholders of TouchIT exchanged 100% of the stock of TouchIT Tech and TouchIT Ed for 48,330,000 newly issued shares of the Company’s Common Stock, which represented 78.93% of the Company’s issued and outstanding common stock prior to the financing.

Additionally, pursuant to the terms of the Share Exchange Agreement, John Baumbauer resigned from his position as the sole officer and director of the Company and agreed to cancel all his 47,300,000 shares of Common Stock. As consideration for the cancellation of his shares, Mr. Baumbauer received compensation in the amount of $20,000.

As more fully described in Item 5.02 below, on the Closing Date, John Baumbauer, the sole officer and director of the Company, resigned from all positions held and by shareholder vote we appointed three members of the Board of Directors of the Company and appointed our executive officers. The Board of Directors now consists of three members, each serving terms until a vote can take place at the next annual meeting of the shareholders of the Company, pursuant to the By-laws of the Company.

BUSINESS

Current Business of the Company

We were incorporated as “Hotel Management Systems” on April 15, 2008, in the State of Nevada for the purpose of developing, perfecting and marketing our proprietary software program, the “Hotel Management Tool” or “HMT.” Our HMT software is designed to allow hotel or motel operators and their employees to manage the day-to-day operations of their business through a single system which coordinates the various operational functions of the enterprise. Ours is a scalable application that can grow with the customer’s business by adding additional capacity and accommodating more robust data base systems as the user’s operations expand. The product offers a tiered security system, is self-updating, and is fully customizable to the specific needs of the customer. As a result of the Share Exchange Agreement, we ceased operations of this business and assigned the assets to John Baumbauer.

General

Upon completion of the transactions contemplated under the Share Exchange Agreement, we are a manufacturer of touch-based visual communication products for the education and corporate worldwide marketplaces. Our mission is to design and manufacture high quality technology products. We manufacture a large range of touch screen and touch board products to suite all types of application from pen input wireless tablets, to large enameled steel touch-sensitive interactive whiteboards and large interactive LCD displays. Our products stand out from the competition in terms of their design, functionality and price offering. Our customers seek our products as they provide them a different point of entry to the market in terms of price, quality of design and margin. Currently, demand for our products is exceeding our ability to supply.

We designed, manufactured, launched and sold 4 new products as well as establishing the business from scratch and equipping a factory. We have positive indicators from current market data that this industry will continue to grow substantially over the next 5 years and beyond.

Corporate Focus

The TouchIT Tech products we designed to improve productivity in the work place. Our interactive whiteboard or Interactive LCD allows companies to hold brainstorming sessions and take notes directly on the whiteboard and then save those notes in digital format without any delay or duplication.

Our interactive whiteboards also allow companies to control, edit and annotate MS PowerPoint presentations directly on the whiteboard. The whiteboards also allow users to save, copy and email the notes from the whiteboard directly to the people attending the meeting or anyone else that needs the information.

Educational Focus

The TouchIT Ed products we designed to allow students and teachers to enjoy the benefits of customized teaching and delivery of interactive lessons. Teachers can utilize our technology to create interactive lesson plans for students and email notes and feedback from the audience response system to students directly from the lesson delivered on the whiteboard. Our whiteboards are also capable of downloading images and content from various websites that can be used in lessons and to teach students.

Our interactive whiteboards and interactive LCDs are also ideal for cluster group learning which allows small groups to participate and develop their interpersonal skills using the interactive whiteboards.

Using both TouchIT Tech’s and TouchIT Ed’s products, you are able to save, capture, download, email and print notes or feedback at any time. With direct control and access to online resources, the student and the teacher are able to open web pages, annotate and highlight content which can then be saved and archived for use at a later time. It can also be incorporated into lessons delivered by the Audience Response System.

TouchIT Tech’s Interactive Whiteboard is designed with durability in mind without hampering the overall stylish look of the product. Designed to meet the demands of the modern day environment, even the most rigorous of environments like the classroom are not a problem for our board.

The porcelain enameled steel surface ensures a flawless low glare projection surface as well as the ideal writing surface. No solvent cleaning products are required on this surface, just a dry cloth or board eraser.

The TouchIT Board is one of the world’s first touch-based enameled steel interactive whiteboards.

Wizteach Educational Content is included with TouchIT Board and TouchIT LCD, Wizteach is a state of the art interactive education software suite organized into toolbars allowing the teacher easy access to subject specific tools at the touch of a finger.

The cross-curricular toolbars offer a plethora of subject specific as well as general tools, which can really bring a lesson to life.

Our Products

TouchIT Board
This is one of the world’s first touch-based enamel steel interactive whiteboard. The TouchIT Board works in conjunction with our customer’s data projector and their computer to create a touch-based interactive whiteboard where they have full control of their PC from the TouchIT Board. The TouchIT Board works just like a mouse allowing both left and right click functionality at the TouchIT Board. We own the designs and the moulds for the aluminum and infra-red (“IR”) plastic. The TouchIT Board enables our customers to have full control of the computer at the TouchIT Board allowing them to really engage with their class or audience.

TouchIT Vote
This is an audience response system that permits a class or audience to respond in real-time to pre-prepared questions that are created in PowerPoint or a question editor that TouchIT supplies with the hardware. We own the handset design as well as the unique software offering that is prepared for us. The receiver and customized software are purchased from a Taiwanese vendor.

TouchIT LCD
This is a 57” touch-based interactive LCD. We purchase pure components from Taiwan, using a Chi Mei (CMO) panel and sourcing the internal electronics though a first tier distributor. The frame and housing are designed and manufactured by TouchIT Technologies. The LCD is assembled in house. The TouchIT LCD is an integrated touch-based interactive LCD. Our IR touch technology allows our customers to control their computers directly from the LCD by using a finger or a stylus enabling total engagement with the audience.

TouchIT Tablet
This is an RF wireless tablet that we Original Equipment Manufacture (“OEM”) from Taiwan. TouchIT Tablet is a cost efficient RF Wireless tablet on the market today. Using RF wireless technology teachers and students can enjoy the freedom of controlling their individual computers and digital content from anywhere in the classroom. In the corporate environment, presenters can control their presentations from anywhere in the room. The TouchIT Tablet is simple to use, lightweight and works seamlessly with any computer application.

Our Technology

TouchIT Tech’s IR technology is based on a combination of IR LEDs and photo transistors that are aligned in pairs around the screen or board. The firmware is then loaded which specifies the size of the board. These pairs of LEDs and photo transistors are then calibrated and are essentially cast a grid over the surface. When the surface is touched, this breaks the line of sight between the LEDs and the photo transistors. Where the break occurs this position is converted into an ‘X’ and a ‘Y’ coordinate which the computer then converts into a mouse position. With a resolution of 4096 x 4096, we believe this is a very accurate technology.

Location and Facilities

Located in a Free Trade Zone (Tax Free) in Catalca, a suburb of Istanbul, Turkey TouchIT Technologies rents approximately 3,280 square feet of factory space on the 6th floor of the Interfarma building. We have established a production area comprised of 8 production stations, two testing bays for interactive whiteboard and LCD testing, a packaging production line as well as 2 offices. We currently have production capacity for circa 20,000 units per year.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. Currently, there are no legal actions pending against us nor, to our knowledge, are any such proceedings contemplated.

Employees

We contract manufacture our TouchIT Vote product. Our current personnel plan includes the hiring of an internal software development team, a sales team, a hardware development team as well as increasing our manufacturing workforce. At the factory in Istanbul we currently have 9 employees consisting of 7 production staff, a Factory Manager and an Import/Export Manager plus the three directors. Within a year, we expect this number to grow to in excess of 20 staff. We currently do not have any individual contractors or consultants on our books. We have a software development contract with a Taiwanese third party for the development of a new product that we will call TouchIT Transcribe which we will sell along with our hardware.

Material Contracts

Currently, our largest vendor is Emko Emaye in Turkey from whom we purchase all locally sourced materials including, but not limited to enamel steel, aluminum frames, and packaging. Recep Tanisman, our general counsel and a director, is the founder and CEO of Emko Emaye. We purchase our LCD panels from Chi Mei in Taiwan and our voting and tablet products from Taiwanese vendors.

Distribution contracts for the distribution and resale of our products are in place in the UK, Ireland, USA Spain, Turkey, Brazil, Czech Republic, Sweden, Denmark, Bangkok. Further expansion is currently planned in the Middle East and Africa and other parts of central Europe.

Currently, our only manufacturing contract is for the TouchIT Vote product which is produced in Taiwan. We also externally source third party content software for resale with our products.

Corporate Information

Our principal executive offices are located at Ataturk Bulvari Ali Riza, Efendi cd., A4 Blok No. 4, Trakya Serbest Bolge, Istanbul, Turkey, and our phone number is 90 212 786 6304.

Reports to Security Holders

Prior to the consummation of the transactions described in item 1.01 and this Item 2.01 to this Current Report, the Company was subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will continue to be subject to the reporting requirements of the Exchange Act on a going forward basis. As such, the Company has filed and will file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant. The Company will make available free of charge on or through its internet website copies of its annual report on Form 10-K and quarterly reports on Form 10-Q (and any successor forms), Current Reports on Form 8-k, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The Company’s internet address is http://www.touchittechnologies.com. The information contained on the Company’s website is not incorporated by reference in, and should not be considered a part of this Report.

RISK FACTORS

An investment in our securities involved a high degree of risk. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before making an investment decision with regard to our securities. This Report contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Report.

Risks Relating to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in November 2008, under the name “Hotel Management Systems, Inc.” Following the transactions described herein, we are now a manufacturer of touch based communication products for the education and corporate marketplaces. As such, we have a limited operating history, and historical operating results may not provide a meaningful basis for evaluating the business, financial performance and prospects. We have limited assets or financial resources and/or limited operating history. Therefore, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth will disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hardworking employees who have innovative initiatives; on the other hands, our company will also keep a close eye on expanding opportunities.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on favorable terms or we are unable to secure additional financing, we may not be able to undertake expansion, continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us or financing on favorable terms.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR MANAGEMENT TEAM.

We are presently dependent to a great extent upon the experience, abilities and continued services of Andrew Brabin, Ronald Murphy, and Recep Tanisman, our management team. The loss of services of Mr. Brabin, Mr. Murphy, or Mr. Tanisman could have a material adverse effect on our business, financial condition or results of operation.

WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE WITH OUR COMPETITORS WHO MAY HAVE GREATER RESOURCES.

The Company could face strong competition within the local area by competitors in the touch technology industry who could duplicate the model. These competitors may have substantially greater financial resources and marketing, development and other capabilities than the Company. In addition, there are very few barriers to enter into the market for our products. There can be no assurance, therefore, that any of our competitors, many of whom have far greater resources will not independently develop products that are substantially equivalent or superior to our products. Therefore, an investment in the Company is very risky and speculative due to the competitive environment in which the Company intends to operate.

 OUR ABILITY TO CONTINUE TO DEVELOP AND EXPAND OUR PRODUCT OFFERINGS TO ADDRESS EMERGING CONSUMER DEMANDS AND TECHNOLOGICAL TRENDS WILL IMPACT OUR FUTURE GROWTH. IF WE ARE NOT SUCCESSFUL IN MEETING THESE BUSINESS CHALLENGES, OUR RESULTS OF OPERATIONS AND CASH FLOWS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or products which make our offerings obsolete. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in touch technology solutions will impact our future revenue growth and earnings.

OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY.

The Company may not be able to protect unauthorized use of its intellectual property and take appropriate steps to enforce its rights. Although management does not believe that its products infringe on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims. Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management. We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights. We use and intend to use the trademark “TouchIT Technology” name and logo. We intend to file federal trademark applications for “TouchIT Technology” and to secure the Internet trade domain “TouchITtechnologies.com” and related logo. There can be no assurance that the registrations applied for will be accepted. Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be assurance that we can prevent competitors from marketing the same or similar products and services.

Risks Associated with Our Shares of Common Stock

BROAD DISCRETION OF MANAGEMENT TO USE OF PROCEEDS FROM FINANCING.

The Company’s management will have broad discretion with respect to the expenditure of the net proceeds from the financing that closed in connection with the Share Exchange Agreement. Accordingly, Subscribers will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will be ultimately applied.

THE SECURITIES BEING ISSUED IN CONNECTION WITH AND FOLLOWING THE SHARE EXCHANGE AGREEMENT ARE RESTRICTED SECURITIES AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF A RESALE EXEMPTION.

The shares of Common Stock, Notes and Warrants being issued in connection with the Share Exchange Agreement and financing described herein are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. Furthermore, we are under no obligation to file a resale registration statement with respect to those securities except in connection with an unrelated secondary offering. As a result, a purchaser who receives any such securities issued in connection with the Share Exchange Agreement or the financing may be unable to sell such securities at the time, or at the price or upon such other terms and conditions, as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Purchase of the Securities should be considered a long-term, illiquid investment. The Securities have not been registered under the Act, are being offered by reason of a specific exemption from registration and are “restricted securities” under Rule 144 promulgated under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, the Securities will not be registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of a trading market for the Securities, a Subscriber will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC Bulletin Board (the “OTCBB”). The OTCBB is a significantly more limited market than the New York Stock Exchange or Nasdaq system. The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

THERE IS CURRENTLY NO LIQUID TRADING MARKET FOR OUR COMMON STOCK AND WE CANNOT ENSURE THAT ONE WILL EVER DEVELOP OR BE SUSTAINED.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate having our common stock continue to be quoted for trading on the OTC BB, however, we cannot be sure that such quotations will continue. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC BB or suspended from the OTC BB, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC BB, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

In addition, the price at which our common stock may be sold is very unpredictable because there are very few trades in our common stock. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

-
limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

-	sales of our common stock; and

-	our ability to execute our business plan.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

WE CURRENTLY HAVE A LIMITED PUBLIC FLOAT HELD BY A LIMITED NUMBER OF PERSONS.

Of our 67,230,000 issued and outstanding shares of common stock, only 12,900,000 shares are presently eligible for resale without further registration by the holders thereof or pursuant to an exemption from registration. In addition, these 12,900,000 shares are presently held by a limited number of shareholders. As a result of the relatively small size of our public float and its initial concentration in the hands of only a few people, the liquidity of the market for our common stock may be both severely limited and subject to high levels of volatility.

INVESTOR RELATIONS ACTIVITIES, NOMINAL “FLOAT” AND SUPPLY AND DEMAND FACTORS MAY AFFECT OUR STOCK.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which the Company’s business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company.  The Company will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information.  The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under the Company’s control.  In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities.  Investor awareness activities may also be suspended or discontinued which may impact the trading market in the Company’s Common Stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  The Company and its shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of the Company’s Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as the Common Stock sold in the Offering is registered and until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  As described in this Current Report on Form 8-K, a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of Company Common Stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

MANGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Forward-Looking Statements

          This Report contains forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business.” Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

          Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this Report. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this Report.

          Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report.

          Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

●	actual or anticipated fluctuations in our quarterly and annual operating results;
●	actual or anticipated product constraints;
●	decreased demand for our products resulting from changes in consumer preferences;
●	product and services announcements by us or our competitors;
●	loss of any of our key executives;

●	regulatory announcements, proceedings or changes;
●	announcements in the touch technology community;
●	competitive product developments;
●	intellectual property and legal developments;
●	mergers or strategic alliances in the touch technology industry;
●	any business combination we may propose or complete;
●	any financing transactions we may propose or complete; or
●	broader industry and market trends unrelated to its performance.

          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Plan of Operation

The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

We are a manufacturer of touch based visual communication products for the education and corporate worldwide marketplaces. Our mission is to design and manufacture high quality technology products. We manufacture a large range of touch screen and touch board products to suite all types of application from pen input wireless tablets, to large enameled steel touch-sensitive interactive whiteboards and large interactive LCD displays. Our products stand out from the competition in terms of their design, functionality and price offering. Our customers seek our products as they provide them a different point of entry to the market in terms of price, quality of design and margin. Currently, demand for our products is exceeding our ability to supply.

We designed, manufactured, launched, developed and sold 4 new products as well as establishing the business from scratch and equipping a factory.

COMPANY OVERVIEW

TouchIT Technologies manufactures touch-based visual communication products for the education and corporate worldwide marketplaces. Our products stand out from the competition in terms of their design, functionality and price offering. Our customers seek our products as they provide them a different point of entry to the market in terms of price, quality of design and margin.

In our first year of trading we exceeded revenues of $2m USD and we have designed, manufactured, launched and sold 4 new products as well as established the business and equipped a factory.

Our keys to success are:
1.	Establishing and maintaining working relationships and contractual agreements with distribution and OEM customers;
2.	Increasing our profit margin by lowering the import and raw material costs by bulk purchasing from vendors;
3.	By increasing our purchasing power, increasing our stock holding and lowering delivery times to customers thus enabling further sales growth; and
4.
Effectively communicating to current and potential customers, through targeted efforts, our position as a differentiated provider of the highest quality of margin laden touch-based communication products.

Recent Developments

On May 7, 2010, we entered into a Share Exchange Agreement with TouchIT Technologies, an Istanbul, Turkey corporation (“TouchIT Tech”), the stockholders of TouchIT Tech, TouchIT Education, an Istanbul, Turkey corporation (“TouchIT Ed” and together with TouchIT Tech, “TouchIT”), and the stockholders of Touch Ed. The closing of the transaction (the “Closing”) took place on May 7, 2010 (the “Closing Date”). The Share Exchange Agreement is discussed more fully in Item 1.01 and 2.01 above.

In connection with the closing of the Share Exchange Agreement, on May 7, 2010, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors for the sale of up to $1,500,000 (the “Purchase Price”) of principal amount convertible promissory notes of the Company (“Note” or “Notes”) and share purchase warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”). The Subscription Agreement is discussed more fully in Item 1.01 and 2.01 above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The accompanying consolidated financial statements include the financial statements of TouchIT Technologies Koll Sti and TouchIT Education Koll Sti. Although not significant, it should be noted that inter-company transactions and balances do exist and have not been consolidated. TouchIT Technologies Koll Sti and TouchIT Education Koll Sti together are referred to as the Company.

This management’s discussion and analysis of our financial condition and results of operations are based on the financial statements of both TouchIT Technologies Koll Sti and TouchIT Education Koll Sti, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we will evaluate these estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Basis of presentation financial statements:

The Company maintains its books of account and prepares its statutory financial statements in accordance with accounting principles in the Turkish Commercial Code and tax legislation. The accompanying financial statements are based on the statutory records, with adjustments and reclassifications, for the purpose of fair presentation in accordance with United States generally accepted accounting principles (“US GAAP”).

Revenue recognition:

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for customer returns, rebates, and other similar allowances.

Inventories:

Inventories are stated at the lower of cost or net realizable value. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to inventories held by the method most appropriate to the particular class of inventory being valued on the weighted average basis. Net realizable value represents the estimated selling price less all estimated costs of completion and costs necessary to deliver service.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation and any accumulated impairment losses, if any. Depreciation is charged so as to write off the cost of assets, other than land and construction in progress, over their estimated useful lives, using straight line method. The estimated useful lives, residual values and depreciation method are reviewed at each year end, with the effect of any changes in estimate accounted for on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease. The gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

The ranges of estimated useful lives are as follows:

-	Machinery and equipments 2-6 years
-	Motor vehicles 4 years
-	Furniture, fixtures and office equipments 4-5 years

Shipping and handling:

Shipping and handling costs related to costs of the raw material purchased is included in cost of revenues.

Research and development costs:

Research and development costs are expensed as incurred. The costs of material and equipment that are acquired or constructed for research and development activities, and have alternative future uses, either in research and development, marketing, or sales, are classified as property and equipment or depreciated over their estimated useful lives.

Company reporting year end:

The company uses a calendar year as its fiscal year ending December 31.

RESULTS OF OPERATIONS

Consolidated results of operations for TouchIT Tech and TouchIT Ed – Full audited financial statements are available for each company individually

	01.01.- 30.09.2009	01.01.- 31.12.2008

NET SALES	2,029,074	1,752,442

COST OF SALES	(1,742,047)	(1,540,132)

Gross profit	287,027	212,310

MARKETING AND SELLING EXPENSE	(409,386)	(122,476)

GENERAL AND ADMINISTRATIVE EXPENSES	(140,121)	(164,652)

Income from operations	(262,480)	(74,818)

OTHER INCOME AND EXPENSES,net	6,621	621

FINANCIAL INCOME AND EXPENSES, net	(8,741)	(3,051)

Income before taxation	(264,600)	(77,248)

TAXATION CHARGE
Taxation current	—	—
Deferred	—	—

Net income/(loss) for the year	(262,178)	(54,034)

EBITDA	(262,178)	(54,034)

Comparison of Years Ended December 31, 2009 & 2008

REVENUES. For the year ended December 31, 2009 as compared to the year ended December 31, 2008, the Company generated revenues of $2,029,074 and $1,752,442 respectively, reflecting an increase of approximately 15.79%

GROSS PROFIT. Cost of Sales, which consists of direct labor, overhead and product costs was $1,742,047 the year ended December 31, 2009 as compared to $1,540,132 for the year ended December 31, 2008. This was an increased loss of 13.11%. The increase in negative gross profits is mostly attributable to product development and expansion. This year we have developed and launched four new products. We believe that we will be profitable within 6 months of fiscal year 2010.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $409,386 the year ended December 31, 2009, an increase of $286,910 or 234.26%, compared to $122,476 for the year ended December 31, 2008. We can attribute this increase in expenses to product development and sample product distribution for testing to a selection of our worldwide customer base.

OTHER INCOME (EXPENSES). We had other expenses of $6,621 for the year ended December 31, 2009 as compared to $621 for the year ended December 31, 2008, an increase of 966.18% or $6,000. The increase in other expenses is mainly due to product development.

NET INCOME. We had net income of $(262,178) for the year ended December 31, 2009 as compared to $(54,034) for the year ended December 31, 2008. Excluding exchange rate effect, the decrease in net income is attributable to a change in company strategy from a reselling business to a focus on manufacturing and sale of our own products. The product development costs and company expansion are the reason for the decrease in NET INCOME. Our management believes that net income will increase as sales increase of the products which have been launched to the worldwide markets.

	30/09/2009	31/12/2008
CURRENT ASSETS
Cash and cash equivalents	54,845	95,061
Trade receivables, net	274,802	84,986
Due from related parties	130,594	333,876
Due from shareholders	12,258
Inventories	259,883	282,876
Other current assets	782	4,678

Total current assets	720,906	813,735

NON CURRENT ASSETS
Property, plant and equipment net	44,848	44,656
Other non current assets	3,725

Total non current assets	48,573	44,656

TOTAL ASSETS	769,479	787,345

CURRENT LIABILITIES

Borrowings	11,282	4,467
Trade payables	70,619	343,544
Due to related parties	662,084	275,355
Due to shareholders	84,476	54,046
Other current liabilities	120,619	25,286

Total current liabilities	949,080	702,698

NON CURRENT LIABILITIES
Borrowings	2,321	5,118
Reserve for retirement pay	1,041	314

Total non current liabilities	3,362	5,432

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Share capital	125,500	125,500
Retained earnings	(46,285)	7,749
Net income / (loss) for the year	(262,178)	(54,034)

Total shareholders’ equity	(182,963)	79,215

TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	769,479	787,345

CURRENT ASSETS – For year ending December 31, 2009, the current assets have decreased from $813,735 at December 31, 2008 to $720,906. This represents a decrease of $92 829. The decrease in assets was due to decreasing the amount credit offered to customers. At December 31, 2008, having just won a large tender, monies due from related parties was higher than usual. The management does expect to win several large tenders during the course of 2010 which may have an effect on monies due from related parties and the current assets.

CURRENT LIABILITIES – For year ending December 31, 2009, current liabilities has increased by $246,382 to $949,080 at December 31, 2009, from $702,698 at December 31, 2008. Monies due to related parties has increased from $275,355 to $662,084 in the respective period. The management has used the credit offered from trade suppliers in an effort to help grow the business and increase revenues without having to use bank financing.

BORROWINGS – Borrowings in the form of bank loans and credit have decreased from $5,118 at December 31, 2008 to $2,321 at December 31, 2009. The management does not currently expect borrowings to increase at any significant level during the course of 2010.

SHAREHOLDERS EQUITY – The management is aware of the negative total $(182,963) of the shareholders’ equity at the 31 December 2009. However, the Company may be able to re-negotiate and obtain replacement financing and these events indicate no doubt on the Company’s ability to continue as a going concern and therefore it will able to realize its assets and discharge its liabilities in the normal course of business. In addition, we also confirm that we shall keep financing the operations of the Company in the future in order not to encounter any going concern problems.

CASH FLOWS FROM OPERATING ACTIVITIES	31.12.09	31.12.08
Net Income	(262,178)	45,994
Adjustments to reconcile net income to net cash provided By operating activities:
Depreciation and amortisation	8,640
Provision for retirement pay	727	314
Depletion allowance	8,493	8,493
Changes in operating assets and liabilities
Trade receivables, net	(189,816)	68,474
Due from related parties	203,282	(273,150)
Due from shareholders	12,258	(12,258)
Inventories	22,993	150,232
Other current assets	3,896
Other non current assets	(3,725)
Trade payables	(272,925)	47,713
Due to shareholders	30,070	(10,231)
Due to related parties	386,729
Other current liabilities	95,332	18,983

Net cash generated from (used for) operating activities	43,776	44,564

CASH FLOWS FROM FINANCING ACTIVITIES
Increase/(decrease) in short-term borrowings	6,815
Increase/(decrease) in long-term borrowings	(2,797)
Dividends paid	(37,219)

Net cash (used for) provided from financing activities	4,018	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment and intangible assets	(17,324)

Net cash used for investing activities	(17,324)	—

NET INCREASE / (DECREASE) IN CASH AND BANKS	30,470	7,043

CASH AND BANKS AT BEGINNING OF THE YEAR	24,015	7,613

CASH AND BANKS AT END OF THE YEAR	54,485	14,656

Liquidity and Capital Resources

As of December 31, 2009 we have cash and equivalents of $43,776. We have historically met our cash flow requirements utilizing trade creditors with long payment terms. Management desires cash flow to improve during the course of 2010 due to new financing activities and securing capital.

NET INCOME – The NET INCOME for the period ending December 31, 2009 was a negative $262,178 compared to net income of $45,994 for the period ended December 31, 2008. The reason for this is a change in business strategy as TouchIT Ed moved from resale of other vendors products to being a manufacturer and along with TouchIT Tech developing and manufacturing the TouchIT line of products. The end of 2008 also saw a one-off tender win where third party products were sold which boosted revenues.

TRADE RECIEVABLES – The trade receivables for the period ending December 31, 2009 was a loss of 189,816 compared to a gain of $68,474 for the period ended December 31, 2008. It should be noted that the negative value of trade receivables at the December 31, 2009 represents a prepay of goods from customers for which the manufactured goods had not been dispatched.

TRADE PAYABLES – The trade payables for the period ended December 31, 2009 was a loss of 272,925 compared to a gain of 47,713 for the period ended December 31, 2008. It should be noted that the negative value of trade payables at the 31 December 2009 represents a prepayment to a vendor with goods in transit to Istanbul turkey.

Quantitative and Qualitative Disclosures about Market Risk

Financial risk factors

The Company’s activities expose it to variety of financial risks; including, market risk, credit risk and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects of such risks on the Company’s overall financial performance.

Market risk

The Company’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates.

Foreign currency risk management

The Company undertakes certain transactions denominated in foreign currencies. Hence, exposures to exchange rate fluctuations arise.

Credit risk management

Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company has adopted a policy of only dealing with creditworthy counterparties. The Company’s exposure and the credit ratings of its counterparties are continuously monitored and the aggregate value of transactions concluded is spread amongst approved counterparties.

Liquidity risk management

Liquidity risk primarily arises from the fact that the Company may not receive funds from its counterparties at the expected time. This risk is managed by maintaining a balance between continuity of funding and flexibility through the use of overdrafts and trade receivables.

MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of May 7, 2010, the names and ages of all of our directors and executive officers; and all positions and offices held. The directors will hold such office until the next annual meeting of shareholders and, thereafter, until his or her successor has been elected and qualified. There are no agreements with respect to the election of directors. As of May 7, 2010, there was no known litigation pending or active against any of our directors or executive officers. None of our directors or executive officers has served as a general partner or executive officer of any company that has filed, or has filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years.

Name	Age	Principal Positions
Andrew Brabin	29	Director & Chief Financial Officer
Ronald Murphy	44	Director & Head of World Wide Sales
Recep Tanisman	57	Director & Chief Executive Officer

The board of directors has no standing committees, as companies whose securities are traded on the OTC BB are not required to have board committees; however, at such time in the future that we appoint independent directors to our Board of Directors, we expect to establish all appropriate board committees we are required to maintain.

Family Relationships

None.

Business Experience

The following summarizes the occupation and business experience of our executive officers and directors:

Ronald Murphy, President, Director

Mr. Murphy has fifteen (15) years of International Sales experience. In addition, he has had eight (8) years experience in the interactive whiteboard marketplace. He was formerly the head of World-Wide Sales for Zoom Technologies, Virtual Ink and Luidia. Virtual Ink and Luidia are two companies engaged in interactive whiteboard manufacturing. As the Director of WorldWide Sales, Mr. Murphy took Luidia from a $3m turnover business to $25m in 5 years.

Andrew Brabin, Chief Financial Officer, Treasurer, Director

Mr. Brabin has six (6) years of International Sales experience. He was the former Head of European Sales for Luidia (a manufacturer of the eBeam Interactive Whiteboards). The responsibilities included sales channel creation and development for the product in the European market place. The role also involved the expansion and development of the distribution and reseller network in Europe. Mr Brabin established an international distribution network in Europe for Luidia taking revenues from being in the tens of thousands per year, to being in excess of $4m per annum in the space of 3 years.

Recep Tanisman, General Counsel, Director

Mr. Tanisman is the founder and CEO of Emko Emaye (www.ee.com.tr). Emko Emaye is a privately owned whiteboard manufacturer established for over 30 years that is the largest importer of P3 Enamel Steel in Europe and sells 100,000 whiteboards /chalkboards per annum. Mr. Tanisman also has over 35 years of manufacturing experience. Experiences in manufacturing range from the physical enameling of steel, to school and office furniture manufacturing. Establishing the business from scratch, and still owns 99% of it, Mr Tanisman started in the business of manufacturing his own enamel steel for use on whiteboards at his rented factory in Istanbul. The manufacturing progressed into school and office furniture and today, in its privately owned 19 000m2 factory, Emko Emaye turns over approximately $8m manufacturing chalkboards and whiteboards.

Employment Agreements / Terms of Office

We have not entered into formal written employment agreements with our executive officers, however, we intend to enter into written employment agreements with each of our officers following the Closing of the Share Exchange.

Director Compensation

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Plan

Currently there is no stock option plan. We intend to implement a stock option plan to attract and retain employees.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the board of directors for our consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Director Independence

Because our stock is traded on the OTC BB, the Company is not subject to the independence requirements of any securities exchange or the Financial Industry Regulatory Authority (“FINRA”) regarding members of our Board of Directors. The Company intends, in the future, to use the definition of “independence” of a national securities exchange or of an inter-dealer quotation system which requires that a majority of the Board of Directors be independent. Currently, none of our directors is independent.

Legal Proceedings

Currently, there are no legal actions pending against us or to which any of our property is subject nor, to our knowledge, are any such proceedings contemplated.

EXECUTIVE COMPENSATION

HOTEL MANAGEMENT SYSTEMS, INC. COMPENSATION SUMMARY

Summary Compensation Table

The following table shows for the periods ended April 30, 2009 and 2008, compensation awarded to or paid to, or earned by, our officers named below.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Recep Tanisman	2009		$—	—	—	—	—	—	$
Chief Executive	2008		$—	—	—	—	—	—	$
Officer

Andrew Brabin	2009	$—	—	—	—	—	—	—		$—
Chief Financial	2008	$—	—	—	—	—	—	—		$—
Officer

Ronald Murphy	2009		$—	—	—	—	—	—	$
Head of	2008		$—	—	—	—	—	—	$
Worldwide Sales

John Baumbauer,	2009	$0 (2)	—	—	—	—	—	—		$0
President and	2008	$0	—	—	—	—	—	—		$0
CEO (1),

(1)	As a result of the closing of the Share Exchange on May 7, 2010, John Baumbauer resigned as the sole officer and director and the three officers listed above were appointed.

(2)	As consideration for entering into the Cancellation Agreement for his shares, Mr. Baumbauer received a payment of $20,000.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at May 7, 2010.

Option Plan

There are no stock options and no common shares set aside for any stock option plan.

Director Compensation

Our directors will not receive a fee for attending each Board meeting or meeting of a committee of the Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning stock ownership of all persons known by us to own beneficially five percent (5%) or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

Name of Beneficial Owner	Number of Common Shares Owned (1)	Percentage of Class of Common Stock (2)
Ronald Murphy (3)	16,110,000	23.96%
Andrew Brabin (3)	16,110,000	23.96%
Recep Tanisman (3)	16,110,000	23.96%
All Directors and Executive Officers as a Group	48,330,000	71.88%
Denville and Dover Fund, LLC	3,253,999	5.3%

(1)
In accordance with Rule 13d-3(d)(1) under the Exchange Act, represents the total number of shares of Common Stock owned as of May 12, 2010, the Closing date, and shares of Common Stock acquirable within 60 days of May 12, 2010 through the exercise of stock options, if applicable.

(2)
Based on 67,230,000 common shares issued outstanding, on a fully diluted basis, including the 6,000,000 shares of common stock that is convertible from the Notes but not including the shares underlying the Warrants..

(3)	We have not entered into a formal engagement with Ronald Murphy, Andrew Brabin or Recep Tanisman, however, we expect that each will receive equity compensation under the terms of an employment agreement

In the event that all notes are converted, including those that are contingent, and warrants are exercised, whereby the Company will become fully diluted, the Company will have issued and outstanding a total of 79,230,000 common shares. Of this amount, 60.99% will be held by Management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making the financial and operating decisions. For the purpose of these financial statements shareholders are referred to as related parties. Related parties also include individuals that are principle owners, management and members of the Company’s Board of Directors and their families. In the course of conducting its business, the Company conducted various business transactions with related parties on commercial terms.

TouchIT Tech Related Party Transactions

a)	Due to related parties

As of December 31, 2009, we owe a total of $642,160 to related parties.

b)	Due to shareholders

As of December 31, 2009, we owe a total of $55,660 to related parties.

c)	Major purchases from related parties

For the fiscal year ended December 31, 2009, we have made major purchases of trade goods from related parties in the amount of $604,422.

d)	Services provided

For the fiscal year ended December 31, 2009, we provided products and/or services to related parties in the amount of $109,448.

e)	Major sales to related parties

For the fiscal year ended December 31, 2009, we made major sales in the amount of $179,035 to related parties.

TouchIT Ed Related Party Transactions

a)	Due to related parties

As of December 31, 2009, we owe a total of $19,924 to related parties.

b)	Due to shareholders

As of December 31, 2009, we owe a total of $28,816 to related parties.

c)	Major purchases from related parties

For the fiscal year ended December 31, 2009, we have made major purchases of trade goods from related parties in the amount of $194,769.

d)	Major sales to related parties

For the fiscal year ended December 31, 2009, we made major sales in the amount of $436,524 to related parties.

Other than as previously described, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since the beginning of our last fiscal year or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or executive officers;

(B)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(C)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. Immediately prior to the Closing Date, there were 60,200,000 shares issued and outstanding and no preferred shares issued and outstanding. After Closing (including the issuance of the shares in the Share Exchange Agreement, the fully converted Notes and subsequent to the cancellation of the 47,300,000 shares), there will be 67,230,000 common shares issued and outstanding. This will be comprised of management shares equal to 48,330,000, Notes convertible into shares of common stock issued to the investors equal to 6,000,000, and total float shares equal to 12,900,000.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors cannot necessarily elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up of the Company, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 10,000,000, shares of preferred stock. At this time there is no preferred stock issued or outstanding.

Warrants

At this time, we have no warrants issued or outstanding. In connection with the financing discussed in Item 2.01 above, we issued Warrants exercisable into 6,000,000 shares of Common Stock to the investors pursuant to the Subscription Agreement. The Warrants are exercisable at $0.08 per share and have an expiration date five (5) years from the Closing. The Warrants can also be exercised on a cashless basis.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

RECENT SALES OF UNREGISTERED SECURITIES

The disclosure included in Item 3.01 of this Current Report on Form 8-k is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND OTHER SHAREHOLDER MATTERS

Our Common Stock is currently quoted on the OTCBB under the trading symbol “HMSM” and is not actively traded. No public market currently exists for the shares of Common Stock, and there can be no assurance that an active market will develop.

From the date of the Company’s initial listing on the OTCBB through the Closing Date, there was no trading in the Common Stock.

Dividends

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has no stock option or other equity compensation plans.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s officers and directors are indemnified as provided by the relevant provisions of the Nevada Revised Statutes (the “NRS”), as well as of the Company’s Bylaws (a copy of which is attached as an exhibit to this Report).

Chapter 78 of the NRS, pertaining to private corporations, provides that the Company is required to indemnify its officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of their service in that capacity, including criminal, civil, administrative or investigative actions and actions brought by or on the Company’s behalf.

Chapter 78 of the NRS further provides that the Company is permitted to indemnify its officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on the Company’s behalf, even if they are unsuccessful in defending that action, if the officer or director:

	•	Is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

	•
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

Provided, however, that with respect to actions brought by or on the Company’s behalf against its officers or directors, the Company is not permitted to indemnify its officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to the Company or for amounts paid in settlement to the Company, unless, and only to the extent that, a court determines that the officers or directors are entitled to be so indemnified.

The Company’s Bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contract; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law; (b) the proceeding was authorized by the Company’s Board of Directors; (c) is provided by the Company, in our sole discretion, pursuant to the powers vested in the Company pursuant to Nevada law; or (d) is required to be made pursuant to the Bylaws.

The Company’s Bylaws, as well as the NRS, further provide that the Company is permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The disclosure included in Item 9.01 of this Current Report on Form 8-K and the exhibits filed herewith is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

Silberstein Ungar, PLLC ( “Silberstein”) has served as our independent auditor in connection with the audits of our fiscal years ended April 30, 2009 and 2008, and review of the subsequent interim period through January 31, 2010. In connection with this Merger, our board of directors recommended and approved the appointment of Denge Ba imsiz Denetim Serbest Muhasebe Mali Mü avirlik A. . (“Denge”) as the independent auditor for the Company.

During the fiscal years ended April 30, 2009 and 2008 and through the date hereof, neither us nor anyone acting on our behalf consulted Denge with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Denge concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively..

For a more detailed discussion of our change in auditor, please refer to Item 4.01, below.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on May 7, 2010, we issued 48,330,000 shares of our common stock to the shareholders of TouchIT Tech and TouchIT Ed in exchange for the shares held by these shareholders pursuant to the Share Exchange Agreement. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company entered into a financing transaction with certain accredited investors. Pursuant to the financing, we sold units of securities that consisted of Notes convertible into 6,000,000 shares of common stock and warrants exercisable into 6,000,000 shares of common stock for a total purchase price of $1,500,000 or $0.125/unit. The issuance of these shares was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under the Securities Act.

Item 4.01 Change in Registrant’s Certifying Accountant.

On May 7, 2010, our board of directors (the “Board of Directors”) dismissed Silberstein Ungar, PLLC ( “Silberstein”) as the independent registered public accounting firm of the Company, and engaged a new independent registered public accounting firm,

Denge Ba imsiz Denetim Serbest Muhasebe Mali Mü avirlik A. . (“Denge”) to serve as the Company’s independent auditor. Pursuant to Item 304 of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Silberstein was dismissed as our independent registered public accounting firm effective on May 7, 2010.

(ii)
Silberstein was appointed as our independent registered public auditor on September 3, 2009 after we dismissed Moore & Associates as our independent registered accounting firm. Silberstein has since re-audited all prior periods audited by Moore & Associates and reviewed all interim periods. For the two most recent fiscal years ended April 30, 2009 and 2008, Silberstein’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

	(iii)	The dismissal of Silberstein and engagement of Denge was approved by the Company’s Board of Directors.

(iv)
The Company and Silberstein did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended April 30, 2009 and 2008, and subsequent interim periods ended July 31, 2009, October 31, 2009 and January 31, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Silberstein, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)
During our fiscal years ended April 30, 2009 and 2008, and subsequent interim periods ended July 31, 2009, October 31, 2009 and January 31, 2010 and through the date of dismissal, the Company did not experience any “reportable events” as described in Item 304 of Regulation S-K.

(b)	(i)	On May 7, 2010, the Company engaged Denge to serve as its independent registered public accounting firm.

(ii)
Prior to engaging Denge, the Company had not consulted Denge regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on its financial statements or a reportable event, nor did the Company consult with Denge regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

	(iii)	The Company did not have any disagreements with Denge and therefore did not discuss any past disagreements with Denge.

	(iv)	The Company requested Silberstein to furnish with a letter addressed to the SEC stating whether it agrees with the statements made by us regarding Silberstein.

Item 5.01 Changes in Control of Registrant.

As more fully described in Item 2.01, on May 7, 2010, pursuant to the terms of the Share Exchange Agreement, the shareholders of TouchIT acquired a total of 48,330,000 shares of our Common Stock. Further, the resigning sole director and officer of the Company agreed to cancel 47,300,000 shares of Common Stock. As such, immediately following the Share Exchange Agreement (but not including the financing transaction), the shareholders of TouchIT held approximately 78.93% of the voting power of our Common Stock as of the Closing Date. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference.

As more fully explained in Item 5.02, in connection with the Closing of the Share Exchange Agreement, John Baumbauer, our former sole director and sole officer, resigned from these positions and all other positions held in the Company and agreed to cancel the 47,300,000 shares previously owned.

Other than the transactions and agreements disclosed in this Form 8-K, we know of no arrangements which may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

Effective May 7, 2010, John Baumbauer resigned as the chairman and the sole member of our board of directors. His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices, nor was he removed for cause.

(b) Resignation of Officers

Effective May 7, 2010, John Baumbauer resigned as our Chief Executive Officer and all other offices that he held. His resignation was not the result of any disagreements with us on any matters relating to our operations, policies and practices.

(c) Appointment of Directors

The disclosure regarding the newly appointed directors of the Company including, without limitation, the business background descriptions of such directors, contained in Item 2.01 of this report under the heading “Directors and Executive Officers” is incorporated herein by reference.

(d) Appointment of Officers

The disclosure regarding the newly appointed executive officers of the Company including, without limitation, the business background descriptions of such executive officers, contained in Item 2.01 of this report under the heading “Directors and Executive Officers” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2010, with the unanimous consent of the Board, we changed our fiscal year end from April 30 to December 31, the fiscal year end of TouchIT. Beginning with the periodic report required pursuant to the Securities Exchange Act of 1934, as amended, for the quarter in which the transaction contemplated by the Share Exchange Agreement was consummated, the Company will file annual and quarterly reports based upon a December 31 fiscal year end.

Item 5.06  Change in Shell Company Status

As described in Item 1.01 of this Form 8-K, on May 7, 2010, we entered into the Share Exchange Agreement, pursuant to which we acquired all of the issued and outstanding common shares of TouchIT in exchange for the issuance of shares of the Company’s Common Stock to the shareholders of the TouchIT.

As a result of the Share Exchange, the shareholders of TouchIT exchanged 100% of the issued and outstanding stock of TouchIT Tech and TouchIT Ed for 48,330,000 newly issued shares of our Common Stock, representing approximately 78.93% of the Company’s issued and outstanding Common Stock as of the Closing Date.

As the result of the consummation of the Share Exchange, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01  Other Items

On March 24, 2010, our board of directors authorized an 8.6 to 1 forward split of all outstanding shares. The forward split was made effective as of April 5, 2010. The forward split increased the number of shares outstanding but did not affect the number of shares authorized.

The effect of the forward split was to increase the number of shares of Common Stock issued and outstanding from 7,000,000 to 60,200,000.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(i)	Audited financial statements as of and for the years ended December 31, 2009 and 2008, and related notes thereto of TouchIT Technologies

(ii)	Audited financial statements as of and for the years ended December 31, 2009 and 2008, and related notes thereto of TouchIT Education

(b) Pro forma financial information.

None

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Hotel Management Systems, Inc. and TouchIT Technologies, Inc.
4.1	Form of Convertible Note
4.2	Form of Warrant
10.1	Subscription Agreement
10.2	Purchase Note for $250,000 to be paid within 90 days of Closing
10.3	Purchase Note for $500,000 to be paid within 180 days of Closing
16.1	Letter of Silberstein Ungar, PLLC
99.1	Audited financial statements for TouchIT Technologies as of and for the years ended December 31, 2008 and 2009 and related notes thereto
99.2	Audited financial statements for TouchIT Education as of and for the years ended December 31, 2008 and 2009 and related notes thereto

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TouchIT Technologies, Inc.

/s/ Andrew Brabin
Andrew Brabin
Chief Financial Officer

Dated: May 12, 2010